RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of July 5, 2003, between Cleveland BioLabs, Inc., a Delaware corporation (the “Company”), and Michael Fonstein (“Executive”).

The Executive has subscribed for and the Company has accepted a subscription agreement pursuant to which Executive has committed to purchase, and the Company has committed to sell, 2,200 shares of the Company’s Common Stock, par value $0.005 per share (the “Common Stock”). All of such shares of Common Stock are referred to herein as “Executive Shares.” Certain definitions are set forth in Section 6 of this Agreement.

As an inducement for the Company to issue and sell the Executive Shares to Executive, the Company is requiring Executive to enter into this Agreement.

The parties hereto agree as follows:

1. Executive Shares.

(a) Upon execution of this Agreement, Executive will purchase, and the Company will sell, 2,200 shares of Common Stock at a price of $0.005 per share. The Company will deliver to Executive the certificates representing such Executive Shares, and Executive will deliver to the Company cash or a check in the aggregate amount of $11.00.

(b) Within thirty (30) days after the purchase by Executive of Executive Shares pursuant to this Agreement, Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Annex A attached hereto.

(c) In connection with the purchase and sale of the Executive Shares pursuant hereto, Executive represents and warrants to the Company that:

(i) Executive is an employee, officer or director of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Shares;

(ii) This Agreement and each of the other agreements contemplated hereby to which Executive is a party constitute legal, valid and binding obligations of Executive, enforceable in accordance with their terms, and the execution, delivery and performance of this Agreement and such other agreements by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject; and

(iii) Executive is not a party to or bound by any other employment agreement, noncompete agreement or confidentiality agreement which conflicts with the obligations set forth in this Agreement.

(d) As an inducement for the Company to commit to issue the Executive Shares to Executive, and as a condition thereto, Executive acknowledges and agrees that neither any future issuance of capital stock of the Company to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company, or affect the right of the Company to terminate Executive’s employment at any time for any reason, subject to the terms and conditions of any employment agreement.

2. Vesting of Shares.

(a) Except as otherwise provided in Section 2(b) below, the Executive Shares purchased hereunder will become vested (determined as nearly as practicable to the nearest share) in accordance with the following schedule, if as of each such date Executive is still employed by the Company:

Date	Cumulative Percentage of Executive Shares to be Vested
1st Anniversary of this Agreement	33 1/3%
2nd Anniversary of this Agreement	66 2/3%
3rd Anniversary of this Agreement	100%

(b) If Executive ceases to be employed by the Company on any date other than any anniversary date prior to the third anniversary of this Agreement, the cumulative percentage of Executive Shares to become vested will be determined on a pro rata basis according to the number of days elapsed from the prior anniversary date to the date of termination (but including in such calculation all unused vacation and personal days as if the Executive had worked such days); provided, however, that no Executive Shares shall become vested until the first anniversary of this Agreement. Notwithstanding the foregoing or anything herein to the contrary, upon the occurrence of a Sale of the Company, all Executive Shares which have not yet become vested shall become vested at the time of such Sale of the Company (such portion being referred to herein as the “Accelerated Shares”); provided, however, that the Accelerated Shares shall at all times be subject to any restrictions or limitations with respect to the Transfer thereof contained herein or as otherwise provided by law. Executive Shares which have become vested hereunder are referred to herein as “Vested Shares,” and all other Executive Shares are referred to herein as “Unvested Shares.”

3. Repurchase Option.

(a) In the event Executive ceases to be employed by the Company for any reason (a “Separation”), the Unvested Shares (whether held by Executive or. one or more of Executive’s transferees, other than the Company) will be subject to repurchase, in each case by the Company pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”).

(b) In the event of a Separation, the Executive Securities purchased hereunder representing Unvested Shares shall be subject to repurchase by the Company at a purchase price per share equal to the Executive’s Original Cost for such share.

(c) In the event of a Separation, the Company may elect to purchase all or any portion of the Unvested Shares by delivering written notice (the “Repurchase Notice”) to the holder or holders of the Executive Securities within 60 days after the Separation. The Repurchase Notice will set forth the number of Unvested Shares to be acquired from each holder, the aggregate consideration to be paid for such securities and the time and place for the closing of the transaction. The number of securities to be repurchased by the Company shall first be satisfied to the extent possible from the Unvested Shares held by Executive at the time of delivery of the Repurchase Notice. If the number of Unvested Shares then held by Executive is less than the total number of such securities which the Company has elected to purchase, the Company shall purchase the remaining securities elected to be purchased from the other holder(s) of Executive Securities under this Agreement, pro rata according to the number of Executive Securities held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

(d) The closing of the purchase of the Unvested Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than 2 months nor less than 5 days after the delivery of such notice. The Company will pay for the Executive Securities to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Executive to the Company and will pay the remainder of the purchase price to the extent reasonably permissible under the Company’s equity financing agreements and agreements evidencing indebtedness for borrowed money, by a check or wire transfer of funds. The Company will be entitled to receive customary representations and warranties from the sellers of Executive Securities (including representations and warranties regarding good title to the Executive Securities, the absence of any liens on such title or other encumbrances with respect to the Transfer of the Executive Securities and the ability of such sellers to consummate the sale).

(e) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Securities by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and as may be required by other parties in the Company’s equity financing agreements or agreements evidencing indebtedness for borrowed money, if any. If any such restrictions prohibit the repurchase of Executive Securities hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

4. Restrictions on Transfer of Executive Securities.

(a) Transfer of Executive Securities. Executive shall not Transfer any interest in any Executive Securities, except at such time as the restrictions herein terminate as provided in Section 4(b) below. Notwithstanding the foregoing, the restrictions contained in this Section 4 will not apply with respect to (i) Transfers of shares of Executive Securities pursuant to applicable laws of descent and distribution or (ii) Transfer of shares of Executive Securities among Executive’s Family Group; provided that in each case such restrictions will continue to be applicable to the Executive Securities irrespective of any such Transfer. Any transferee of Executive Securities pursuant to a Transfer in accordance with the provisions of this Section 4(a) is herein referred to as a “Permitted Transferee.”

(b) Termination of Restrictions. The restrictions on the Transfer of Executive Securities set forth in this Section 4 will continue with respect to each Executive Security until the earlier of (i) a Qualified Public Offering; or (ii) a Sale of the Company.

5. Additional Restrictions on Transfer of Executive Securities.

(a) Legend. The certificates representing the Executive Securities will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF JULY 5, 2003, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY DATED AS OF JULY 5, 2003. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b) Opinion of Counsel. No holder of Executive Securities may transfer any Executive Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such Transfer.

6. Definitions.

“Executive’s Family Group” means Executive’s spouse and descendants (whether natural or adopted), any trust solely for the benefit of Executive and/or Executive’s spouse and/or descendants and any retirement plan for the Executive.

“Executive Securities” means the Executive Shares and any other securities of the Company held by Executive or any of Executive’s transferees permitted hereunder. All Executive Securities will continue to be Executive Securities in the hands of any holder other than Executive (except for the Company and except for transferees in a Public Sale). Except as otherwise provided herein, each such other holder of Executive Securities will succeed to all rights and obligations attributable to Executive as a holder of Executive Securities hereunder. Executive Securities will also include shares of the Company’s capital stock or other securities of the Company issued with respect to Executive Securities by way of a stock split, dividend or other recapitalization or reclassification.

“Original Cost” means with respect to each share of Common Stock purchased hereunder, $0.005 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

“Qualified Public Offering” means the sale in an underwritten public offering registered under the Securities Act of shares of the Company’s Common Stock approved by the Board resulting in net proceeds to the Company of no less than $20 million.

“Sale of the Company” means any transaction or series of transactions pursuant to which (A) any Person(s) acquires (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company’s board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that the term “Sale of the Company” shall not include any sale of equity or debt securities by the Company in a private offering to other investors; or (B) more than 50% of the assets of the Company is spun off, split off or otherwise distributed.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

7. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by reputable overnight courier service (charges prepaid), or sent via facsimile to the recipient at the address or facsimile number below indicated:

If to the Company:

Cleveland BioLabs, Inc.
7800 Blackberry Lane
Gates Mills, Ohio 44040
Attn: Michael Fonstein

With a copy to:

Katten Muchin Zavis Rosenman
525 West Monroe Street
Suite 1600
Chicago, Illinois 60661
Fax: (312) 902-1061
Tel: (312) 902-6200
Attn: Kurt W. Florian, Esq.

If to the Executive:

Michael Fonstein
15W155 81st
Burr Ridge, IL 60521

or such other address, facsimile number or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered, sent or transmitted or, if mailed, five days after deposit in the U.S. mail.

8. General Provisions.

(a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Securities as the owner of such securities for any purpose.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or enforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive and the Company and their respective successors and assigns (including subsequent holders of Executive Securities); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Securities hereunder.

(f) Choice of Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to principals of conflicts of law Any and all litigation arising out of this Agreement shall be conducted only in courts located in the State of Delaware.

(g) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

(i) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(j) Indemnification and Reimbursement of Payments on Behalf of Executive. The Company shall be entitled to deduct or withhold from any amounts owing from the Company to the Executive any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to the Executive’s compensation or other payments from the Company or the Executive’s ownership interest in the Company, including, but not limited to, wages, bonuses, dividends, the receipt or exercise of stock options and/or the receipt or vesting of restricted stock. The Executive shall indemnify the Company for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.

(k) Termination. This Agreement shall survive the termination of Executive’s employment with the Company and shall remain in full force and effect after such termination.

(l) Generally Accepted Accounting Principles; Adjustments of Numbers. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied. All numbers set forth herein which refer to share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares, recapitalizations or other similar transactions affecting the subject class of stock.

(m) Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

* * * * *

IN WITNESS WHEREOF, the patties hereto have executed this Restricted Stock Agreement as of the date first written above.

CLEVELAND BIOLABS, INC.

By:	/s/ Yakov Kogan
Name: Yakov Kogan Its: Vice President

/s/ Michael Fonstein
Michael Fonstein